EXHIBIT 99.1

FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	R. Kevin Matz Executive Vice President Shared Services (203) 849-7938

FTI Consulting, Inc. Investors: Effie Veres (212) 850-5600

LAK Public Relations, Inc. Media: Lisa Linden / Mollie Fullington (212) 575-4545 / (917) 346-6123

EMCOR GROUP, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS

- Record Fourth Quarter Revenues of $1.78 Billion -
- Record Fourth Quarter Operating Cash Flow of $171.1 Million -
- Total Backlog of $3.77 Billion; 3.8% Increase Year-over-Year -
- Announces 2016 Revenues and Diluted EPS Guidance -

NORWALK, CONNECTICUT, February 25, 2016 - EMCOR Group, Inc. (NYSE: EME) today reported results for the fourth quarter and the year ended December 31, 2015.

For the fourth quarter of 2015, net income from continuing operations attributable to EMCOR was $50.4 million, or $0.80 per diluted share, compared to $43.1 million, or $0.66 per diluted share, in the fourth quarter of 2014. Included in net income from continuing operations attributable to EMCOR for the fourth quarter of 2014 were after-tax impairment charges of $0.9 million, or $0.01 per diluted share. Excluding the impairment charges, non-GAAP net income attributable to EMCOR in the fourth quarter of 2014 was $44.0 million, or $0.68 per diluted share. Net income attributable to EMCOR in the fourth quarter of 2015 increased by 14.6% and diluted earnings per share increased by 17.6% as compared to non-GAAP results in the fourth quarter of 2014. Revenues in the fourth quarter of 2015 were $1.78 billion, an increase of 3.7% compared to revenues of $1.71 billion in the fourth quarter of 2014.

Operating income for the fourth quarter of 2015 was $84.1 million, or 4.7% of revenues, compared to operating income of $74.5 million, or 4.3% of revenues, in the fourth quarter of 2014. Included in operating income for the fourth quarter of 2014 were the pre-tax impairment charges of $1.5 million. Excluding the impairment charges, non-GAAP operating income in the fourth quarter of 2014 was $76.0 million. Operating income in the fourth quarter of 2015 increased by 10.7% and operating margin expanded by 30 basis points as compared to non-GAAP results in the fourth quarter of 2014.

Selling, general and administrative expenses for the fourth quarter of 2015 were $168.5 million, or 9.5% of revenues, compared to $172.2 million, or 10.0% of revenues, in the year ago period.

The Company's income tax rate in the fourth quarter of 2015 was 38.5%, compared to an income tax rate of 39.5% in the year ago period.

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EMCOR Reports Fourth Quarter Results	Page 2

Backlog as of December 31, 2015 was $3.77 billion, representing the highest level of backlog since 2008, and a 3.8% increase compared to $3.63 billion at the end of the fourth quarter of 2014. Domestic backlog grew $163 million year-over-year, while backlog in the UK Building Services segment decreased by $25 million year-over-year primarily driven by the negative impact of foreign currency translation. Growth in backlog in the U.S. Mechanical Construction and U.S. Building Services segments more than offset declines in the U.S. Industrial Services and U.S. Electrical Construction segments. From an end market perspective, backlog growth in the hospitality/gaming, water & wastewater, institutional and industrial sectors was partially offset by declines in the healthcare, transportation and commercial sectors.

Tony Guzzi, President and Chief Executive Officer of EMCOR Group, commented, “The Company delivered record revenues and diluted earnings per share from continuing operations in 2015 despite a challenging start to the year. This reflects a continued focus on operational execution and the ongoing recovery in the non-residential construction sector. Our annual performance was underscored by positive organic revenue growth in every segment of our business. We also continued to generate strong operating cash flow, delivering $267 million in 2015, an 8% increase year-over-year.”

Mr. Guzzi added, “In the fourth quarter of 2015, our U.S. Mechanical Construction segment had strong topline and profit growth, reflecting increased demand across several end markets as well as a settlement of a claim. Results in our U.S. Electrical Construction segment were negatively impacted by losses on several transportation projects due to productivity issues and schedule delays. Our U.S. Building Services segment posted solid results due to increased profitability within our mobile mechanical and commercial site-based services operations. In our Industrial Services segment, both revenue and operating income were negatively affected by decreased demand for new heat exchangers as a result of competitive market conditions resulting from volatility in crude oil prices and decreased turnaround activities. In the UK, we delivered strong organic revenue growth and operating income even with significant foreign exchange headwinds.”

Mr. Guzzi concluded, “After a solid close to 2015, we are encouraged by our prospects for continued growth as we look to 2016 and beyond. Despite low levels of anticipated capital spending in the oil and gas sector, our diverse and growing backlog remains a source of strength, and we are optimistic that the non-residential construction sector will continue to improve in 2016. Our strong cash flow and healthy balance sheet continue to provide us with the flexibility to pursue strategic acquisitions in order to support the long-term growth of the Company, as well as to return capital to shareholders through share repurchases and dividends.”

Revenues for the 2015 full-year period totaled $6.72 billion, an increase of 4.6% compared to $6.42 billion for the 2014 full-year period.

Net income from continuing operations attributable to EMCOR for the 2015 full-year period was $172.3 million, or $2.72 per diluted share, compared to $173.4 million, or $2.59 per diluted share, for the 2014 full-year period. Included in net income from continuing operations attributable to EMCOR for the 2014 full-year period were the aforementioned after-tax impairment charges of $0.9 million, or $0.01 per diluted share, and an after-tax gain of $7.1 million, or $0.11 per diluted share, associated with the sale of a building. Excluding these adjustments, non-GAAP net income attributable to EMCOR for the 2014 full-year period was $167.1 million, or $2.49 per diluted share.

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EMCOR Reports Fourth Quarter Results	Page 3

Operating income for the 2015 full-year period was $287.1 million, or 4.3% of revenues, compared to $289.9 million, or 4.5% of revenues, for the 2014 full-year period. Included in operating income for the 2014 full-year period were the aforementioned pre-tax impairment charges of $1.5 million and a pre-tax gain of $11.7 million from the sale of a building. Excluding these adjustments, non-GAAP operating income for the 2014 full-year period was $279.6 million.

For the 2015 full-year period, selling, general and administrative expenses totaled $656.6 million, or 9.8% of revenues, compared to $626.5 million, or 9.8% of revenues, in the 2014 full-year period.

The Company noted that based on the current size and mix of its backlog and assuming continued improvement in market conditions, EMCOR expects full year 2016 revenues to be between $6.9 billion and $7.0 billion and full year 2016 diluted earnings per share from continuing operations to be in the range of $2.70 to $3.00.

Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share to the comparable GAAP figures.

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com.

EMCOR Group's fourth quarter conference call will be available live via internet broadcast today, Thursday, February 25, at 10:30 AM Eastern Standard Time. You can access the live call through the Company's website at www.emcorgroup.com.

This release may contain certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments are based upon information available to EMCOR management and its perception thereof, as of this date, and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding market opportunities, market share growth, gross profit, backlog mix, projects with varying profit margins, and selling, general and administrative expenses. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR's services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity and mix of business. Certain of the risks and factors associated with EMCOR's business are also discussed in the Company's 2015 Form 10-K and in other reports filed from time to time with the Securities and Exchange Commission. All these risks and factors should be taken into account in evaluating any forward-looking statements.

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EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS
(In thousands, except share and per share information)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited)
	For the three months ended December 31,		For the twelve months ended December 31,
	2015	2014	2015	2014
Revenues	$1,777,826	$1,714,796	$6,718,726	$6,424,965
Cost of sales	1,525,205	1,466,223	5,774,247	5,517,719
Gross profit	252,621	248,573	944,479	907,246
Selling, general and administrative expenses	168,456	172,235	656,573	626,478
Restructuring expenses	82	369	824	1,168
Impairment loss of identifiable intangible assets	—	1,471	—	1,471
Gain on sale of building	—	—	—	11,749
Operating income	84,083	74,498	287,082	289,878
Interest expense	(2,282)	(2,188)	(8,932)	(9,075)
Interest income	158	201	673	842
Income from continuing operations before income taxes	81,959	72,511	278,823	281,645
Income tax provision	31,584	28,100	106,256	103,528
Income from continuing operations	50,375	44,411	172,567	178,117
Income (loss) from discontinued operation, net of income taxes	679	(603)	(60)	(4,690)
Net income including noncontrolling interests	51,054	43,808	172,507	173,427
Less: Net loss (income) attributable to noncontrolling interests	12	(1,342)	(221)	(4,763)
Net income attributable to EMCOR Group, Inc.	$51,066	$42,466	$172,286	$168,664

Basic earnings (loss) per common share:
From continuing operations	$0.81	$0.67	$2.74	$2.61
From discontinued operation	$0.01	$(0.01)	$(0.00)	$(0.07)

Diluted earnings (loss) per common share:
From continuing operations	$0.80	$0.66	$2.72	$2.59
From discontinued operation	$0.01	$(0.01)	$(0.00)	$(0.07)

Weighted average shares of common stock outstanding:
Basic	62,398,915	64,185,026	62,789,120	66,331,886
Diluted	62,909,269	64,887,897	63,307,512	67,062,509

Dividends declared per common share	$0.08	$0.08	$0.32	$0.32

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$486,831	$432,056
Accounts receivable, net	1,359,862	1,234,187
Costs and estimated earnings in excess of billings on uncompleted contracts	117,734	103,201
Inventories	37,545	46,854
Prepaid expenses and other	65,447	70,305
Total current assets	2,067,419	1,886,603
Investments, notes and other long-term receivables	8,359	9,122
Property, plant & equipment, net	122,018	122,178
Goodwill	843,170	834,102
Identifiable intangible assets, net	472,834	502,060
Other assets	32,670	34,902
Total assets	$3,546,470	$3,388,967
LIABILITIES AND EQUITY
Current liabilities:
Borrowings under revolving credit facility	$—	$—
Current maturities of long-term debt and capital lease obligations	18,848	19,041
Accounts payable	488,251	460,478
Billings in excess of costs and estimated earnings on uncompleted contracts	429,235	368,555
Accrued payroll and benefits	268,033	245,854
Other accrued expenses and liabilities	209,361	189,489
Total current liabilities	1,413,728	1,283,417
Long-term debt and capital lease obligations	300,065	316,399
Other long-term obligations	352,621	359,764
Total liabilities	2,066,414	1,959,580
Equity:
Total EMCOR Group, Inc. stockholders’ equity	1,476,711	1,416,013
Noncontrolling interests	3,345	13,374
Total equity	1,480,056	1,429,387
Total liabilities and equity	$3,546,470	$3,388,967

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Twelve Months Ended December 31, 2015 and 2014
(In thousands)

	2015	2014
Cash flows - operating activities:
Net income including noncontrolling interests	$172,507	$173,427
Depreciation and amortization	36,294	36,524
Amortization of identifiable intangible assets	37,895	37,966
Deferred income taxes	(10,300)	5,748
Loss on sale of subsidiary	—	608
Gain on sale of building	—	(11,749)
Excess tax benefits from share-based compensation	(1,663)	(8,264)
Equity income from unconsolidated entities	(2,883)	(1,440)
Non-cash expense for impairment of identifiable intangible assets	—	1,471
Other non-cash items	11,932	10,175
Distributions from unconsolidated entities	3,352	1,767
Changes in operating assets and liabilities, excluding the effect of businesses acquired	19,532	424
Net cash provided by operating activities	266,666	246,657
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	(28,195)	—
Proceeds from sale of subsidiary	—	1,108
Proceeds from sale of building	—	11,885
Proceeds from sale of property, plant and equipment	3,847	7,239
Purchase of property, plant and equipment	(35,460)	(38,035)
Investments in and advances to unconsolidated entities and joint ventures	—	(3,865)
Net cash used in investing activities	(59,808)	(21,668)
Cash flows - financing activities:
Repayments of long-term debt	(17,514)	(17,454)
Repayments of capital lease obligations	(2,737)	(1,715)
Dividends paid to stockholders	(20,095)	(21,293)
Repurchase of common stock	(104,330)	(201,994)
Proceeds from exercise of stock options	3,836	6,858
Payments to satisfy minimum tax withholding	(3,866)	(1,481)
Issuance of common stock under employee stock purchase plan	4,223	3,615
Payments for contingent consideration arrangements	(403)	—
Distributions to noncontrolling interests	(10,250)	(4,750)
Excess tax benefits from share-based compensation	1,663	8,264
Net cash used in financing activities	(149,473)	(229,950)
Effect of exchange rate changes on cash and cash equivalents	(2,610)	(2,796)
Increase (decrease) in cash and cash equivalents	54,775	(7,757)
Cash and cash equivalents at beginning of year	432,056	439,813
Cash and cash equivalents at end of period	$486,831	$432,056

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands)

	(Unaudited)
	For the three months ended December 31,
	2015	2014
Revenues from unrelated entities:
United States electrical construction and facilities services	$357,557	$353,693
United States mechanical construction and facilities services	660,212	584,418
United States building services	435,870	427,591
United States industrial services	222,246	258,338
Total United States operations	1,675,885	1,624,040
United Kingdom building services	101,941	90,756
Total worldwide operations	$1,777,826	$1,714,796

	For the twelve months ended December 31,
	2015	2014
Revenues from unrelated entities:
United States electrical construction and facilities services	$1,367,142	$1,311,988
United States mechanical construction and facilities services	2,312,763	2,201,212
United States building services	1,739,259	1,721,341
United States industrial services	922,085	839,980
Total United States operations	6,341,249	6,074,521
United Kingdom building services	377,477	350,444
Total worldwide operations	$6,718,726	$6,424,965

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands)

	(Unaudited)
	For the three months ended December 31,
	2015	2014
Operating income (loss):
United States electrical construction and facilities services	$14,746	$23,711
United States mechanical construction and facilities services	58,497	36,366
United States building services	15,588	12,279
United States industrial services	11,881	20,004
Total United States operations	100,712	92,360
United Kingdom building services	3,064	2,364
Corporate administration	(19,611)	(18,386)
Restructuring expenses	(82)	(369)
Impairment loss on identifiable intangible assets	—	(1,471)
Gain on sale of building	—	—
Total worldwide operations	84,083	74,498
Other corporate items:
Interest expense	(2,282)	(2,188)
Interest income	158	201
Income from continuing operations before income taxes	$81,959	$72,511

	For the twelve months ended December 31,
	2015	2014
Operating income (loss):
United States electrical construction and facilities services	$82,225	$90,873
United States mechanical construction and facilities services	138,688	114,418
United States building services	70,532	65,885
United States industrial services	56,469	63,159
Total United States operations	347,914	334,335
United Kingdom building services	11,634	15,011
Corporate administration	(71,642)	(68,578)
Restructuring expenses	(824)	(1,168)
Impairment loss on identifiable intangible assets	—	(1,471)
Gain on sale of building	—	11,749
Total worldwide operations	287,082	289,878
Other corporate items:
Interest expense	(8,932)	(9,075)
Interest income	673	842
Income from continuing operations before income taxes	$278,823	$281,645

EMCOR GROUP, INC.
RECONCILIATION OF 2015 AND 2014 OPERATING INCOME
(In thousands) (Unaudited)

In our press release, we provide actual 2015 and 2014 fourth quarter and year-to-date December 31, 2015 and 2014 operating income.  The following table provides a reconciliation between 2015 and 2014 operating income based on non-GAAP measures to the most direct comparable GAAP measures.

	For the three months ended December 31,		For the twelve months ended December 31,
	2015	2014	2015	2014
GAAP operating income	$84,083	$74,498	$287,082	$289,878
Impairment loss on identifiable intangible assets	—	1,471	—	1,471
Gain on sale of building	—	—	—	(11,749)
Non-GAAP operating income, excluding impairment loss and gain on sale of building	$84,083	$75,969	$287,082	$279,600

EMCOR GROUP, INC.
RECONCILIATION OF 2015 AND 2014 NET INCOME
(In thousands) (Unaudited)

In our press release, we provide actual 2015 and 2014 fourth quarter and year-to-date December 31, 2015 and 2014 net income from continuing operations attributable to EMCOR Group, Inc.  The following table provides a reconciliation between 2015 and 2014 net income from continuing operations attributable to EMCOR Group, Inc. based on non-GAAP measures to the most direct comparable GAAP measures.

	For the three months ended December 31,		For the twelve months ended December 31,
	2015	2014	2015	2014
GAAP net income from continuing operations attributable to EMCOR Group, Inc.(1)	$50,387	$43,069	$172,346	$173,354
Impairment loss on identifiable intangible assets (2)	—	892	—	892
Gain on sale of building (3)	—	—	—	(7,126)
Non-GAAP net income attributable to EMCOR Group, Inc., excluding impairment loss and gain on sale of building	$50,387	$43,961	$172,346	$167,120

(1) Amount is income from continuing operations less net income attributable to noncontrolling interest.
(2) Amount is net of tax effect of $0.6 million in the 2014 quarter and year-to-date periods.
(3) Amount is net of tax effect of $4.6 million in the 2014 year-to-date period.

EMCOR GROUP, INC.
RECONCILIATION OF 2015 AND 2014 DILUTED EARNINGS PER SHARE FIGURES
(Unaudited)

In our press release, we provide actual 2015 and 2014 fourth quarter and year-to-date December 31, 2015 and 2014 diluted earnings per share from continuing operations.  The following table provides a reconciliation between 2015 and 2014 EPS based on non-GAAP measures to the most direct comparable GAAP measures.

	For the three months ended December 31,		For the twelve months ended December 31,
	2015	2014	2015	2014
GAAP diluted earnings per common share from continuing operations	$0.80	$0.66	$2.72	$2.59
Impairment loss on identifiable intangible assets (1)	—	0.01	—	0.01
Gain on sale of building (2)	—	—	—	(0.11)
Non-GAAP diluted earnings per common share, excluding impairment loss and gain on sale of building	$0.80	$0.68	$2.72	$2.49

(1) Amount is net of tax effect of $0.6 million in the 2014 quarter and year-to-date periods.
(2) Amount is net of tax effect of $4.6 million in the 2014 year-to-date period.

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